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                                                       Exhibit 10(b)




                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 12, 2000, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Short-Term Bond Fund referred to in such report, which appears in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
June 28, 2001